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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549


                                       FORM 8-K

                  CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                              THE SECURITIES ACT OF 1934


          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  AUGUST 29, 1997



                            DURA AUTOMOTIVE SYSTEMS, INC.
                (Exact name of registrant as specified in its charter)


                                       DELAWARE
                    (State or other jurisdiction of incorporation)



               333-06601                                  38-2961431
       (Commission File Number)             (I.R.S. Employer Identification No.)


4508 IDS CENTER, MINNEAPOLIS, MINNESOTA                      55402
(Address of principal executive offices)                  (Zip Code)




                                    (612) 342-2311
                 (Registrant's telephone number, including area code)



                                    NOT APPLICABLE
            (Former name or former address, if changed since last report)

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Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

         Effective August 29, 1997 (the "CLOSING DATE"), the Registrant, through Dura Shifter Holding Corp. ("HOLDING"), a wholly owned subsidiary of the Registrant's wholly owned subsidiary Dura Operating Corp. ("DURA"), acquired from eight individuals, one living trust, and one limited partnership (collectively, the "SELLERS") all of the issued and outstanding stock (the "ACQUISITION") of GT Automotive Systems, Inc., a Michigan Corporation ("GT"). In connection with this Acquisition, the Registrant delivered a guaranty to the Sellers agreeing to guarantee Holding's performance of its obligations in connection with the Acquisition.

         The aggregate purchase price paid to the Sellers by Holding in exchange for the stock of GT consisted of (i) $14,888,397.40 paid in cash on the Closing Date (which number represented a base purchase price of $45,000,000, MINUS an agreed-upon reduction of $315,000 for GT's accumulated post-retirement benefit obligations with respect to its current retirees and dependents, and MINUS the aggregate amount of GT's outstanding debt obligations as of the Closing Date), (ii) an "earn-out" under which Holding may be obligated in 1998 to pay the Sellers up to $5,000,000 in additional cash purchase price based on GT's earnings during 1997, and (iii) an "earn-out" under which Holding may be obligated in 1999 to pay the Sellers up to $10,000,000 in additional cash purchase price based on GT's earnings during 1998 (except that up to $2,500,000 of such $10,000,000 may, based on GT's 1997 earnings, be accelerated and become payable in 1998).

          Funding of the purchase price was obtained through an outstanding credit facility (the "MULTICURRENCY FACILITY") between Dura and five financial institutions, comprising Bank of America NT & SA, The Bank of Nova Scotia, Comerica Bank, Chase Manhattan Bank, N.A., and First Bank National Association, which Multicurrency Facility was amended in connection with the Acquisition. Also in connection with the Acquisition, $28,571,585.87 of GT's and its subsidiaries' existing debt obligations were refinanced with funds obtained under the Multicurrency Facility and under a Master Note delivered by GT Automotive Systems (Windsor) Ltd., an Ontario corporation and a wholly owned subsidiary of GT, to Bank of America Canada.

         The terms of the Acquisition and the establishment of the purchase price were arrived at as a result of arm's length negotiations between the Sellers and the management of the Registrant. There are no material relationships between the Sellers and Registrant, any affiliate, director, or officer of the Registrant, or any associate of any such officer or director.

         GT, itself and through its two wholly owned subsidiaries, GT Shift Systems, Inc., a Delaware corporation, and GT Automotive Systems (Windsor) Ltd., an Ontario corporation, presently designs and manufactures gearshift lever systems, turn signal and tilt lever assemblies for the North American automotive industry. The Registrant intends that GT will continue to conduct its operations as a separate and discrete wholly owned subsidiary of Holding.

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Item. 7  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

    (a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

         At the time of this report, it is not practicable to provide the required financial statements for GT and its subsidiaries. Such statements will be filed as an amendment to this Form 8-K Report as soon as practicable and not later than November 11, 1997.

    (b)  PRO FORMA FINANCIAL INFORMATION

         At the time of this report, it is not practicable to provide the required pro forma financial information relating to the Acquisition. Such information will be filed as an amendment to this Form 8-K Report as soon as practicable and not later than November 11, 1997.

    (c)  EXHIBITS

         2.1 Stock Purchase Agreement, dated August 1, 1997, by and among Dura Shifter Holding Corp. and the various selling shareholders listed on the signature pages thereto.*

         4.1 Amended and Restated Multicurrency Credit Agreement, dated December 5, 1996, by and among Dura Operating Corp., Kimanus Vermogensverwaltung GmbH, the various commercial lending institutions parties thereto, as lenders, Bank of America NT&SA, as agent, and BA Securities, Inc., as the arranger (NOTE: this document is not physically attached to this Report, but is incorporated herein by reference to the Form 8-K, dated December 5, 1996, filed by the Registrant with the Securities and Exchange Commission on December 20, 1996).*

         4.2 Consolidated Amendment No. 1 to Amended and Restated Multicurrency Credit Agreement, dated August 29, 1997, by and among Dura Operating Corp., Kimanus Vermogensverwaltung GmbH, the various commercial lending institutions parties thereto, as lenders, and Bank of America NT&SA, as agent.*

         4.3 Master Note, dated August 29, 1997, issued by GT Automotive Systems (Windsor) Ltd. to Bank of America Canada.

*The Registrant agrees to furnish supplementally to the Commission a copy of any omitted schedule or exhibit to such agreement upon request by the Commission.

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                                      SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                             DURA AUTOMOTIVE SYSTEMS, INC.


DATE:  SEPTEMBER 12, 1997    BY: /S/  STEPHEN E. K. GRAHAM
                                ----------------------------------------------
                             NAME:     STEPHEN E. K. GRAHAM
                             TITLE:    VICE PRESIDENT AND CHIEF FINANCIAL
                                       OFFICER (PRINCIPAL ACCOUNTING AND
                                       FINANCIAL OFFICER)

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